Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edgewater Technology, Inc.

Wakefield, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-30209, 333-175660, 333-50912, 333-88313, 333-106325, 333-153740, 333-153741, 333-182164 and 333-204898) of Edgewater Technology, Inc. of our reports dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of Edgewater Technology, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Boston, Massachusetts

March 16, 2018